EXHIBIT 10.4

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Agreement”), is made as of [_______], 20[__] (the “Grant Date”) by and between Monster Beverage Corporation, a Delaware corporation (the “Company”), and [___________] (“Participant”).

Preliminary Recitals

A.Participant is an Employee of the Company or its Subsidiaries.

B.Pursuant to the Monster Beverage Corporation 2020 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), the Company desires to grant Participant an award of Restricted Stock Units, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth below.

C.Capitalized terms not otherwise defined in this Agreement shall have the meaning given to them in the Plan.

NOW, THEREFORE, the Company and Participant agree as follows:

1.Grant of the RSU Award.  The Company hereby grants to Participant, subject to the terms and conditions set forth herein and in the Plan, [________] Restricted Stock Units, each of which shall be deemed to be the equivalent of one Share (the “RSU Award”).

2.Vesting.  Subject to Participant’s continued employment with, or services to, the Company or its Affiliates, as an Employee or a Director (the “Services”) on the relevant “Vesting Date” set forth below, the RSU Award shall vest with respect to the number of Restricted Stock Units listed in Column “A” on the corresponding Vesting Date listed in Column “B.”

Column “A”	Column “B”
Number of Restricted Stock Units	Vesting Date
[__]	On the first anniversary of the Grant Date
[__]	On the second anniversary of the Grant Date
[__]	On the third anniversary of the Grant Date
[__]	On the fourth anniversary of the Grant Date
[__]	On the fifth anniversary of the Grant Date

3.Settlement of Restricted Stock Units; Deferrals of Restricted Stock Units.

(a)On the earliest practicable date (but no later than thirty (30) days) after the applicable Vesting Date (as set forth in Section 2 above), the Company shall deliver to Participant, or such Participant’s beneficiary, without charge, one Share for each such Restricted Stock Unit that has vested as of such Vesting Date.

(b)If and to the extent permitted by the Committee, Participant may elect, at such times and in accordance with rules and procedures (or sub-plan) adopted by the Committee (which shall comply with Section 409A of the Code, as applicable), to receive all or any portion of Participant’s compensation, whether payable in cash or in equity, on a deferred basis.  Notwithstanding the foregoing, Participant may elect, on a subsequent deferral election form adopted by the Company, to make a subsequent deferral of all or any portion of the Restricted Stock Units subject to the RSU Award in a manner that complies with Section 409A of the Code and applicable Treasury Regulations thereunder (including, without limitation, Treasury Regulation Section 1.409A-2, as may be applicable).  Further notwithstanding, the Committee may reject in writing, at a time and in a manner that does not violate Section 409A of the Code, any proposed subsequent deferral election prior to it becoming effective for any or no reason in which case such election will become null and void without further action.  Neither the Company nor any affiliate, Committee, director, member or employee thereof or their respective affiliates shall have any liability with respect to any subsequent deferral election described herein or under Section 409A of the Code with respect to the Restricted Stock Units subject to the RSU Award.

4.Termination of the Services.

(a)Death or Disability.  If the Services terminate due to death or Disability, prior to the applicable Vesting Date, the RSU Award shall be deemed vested to the extent of the number of Restricted Stock Units that would have vested had the Services continued until the next Vesting Date immediately following the date of Participant’s death or the effective date of the termination of the Services due to Disability. Any remaining unvested Restricted Stock Units shall immediately be forfeited and canceled effective as of the date of Participant’s death or effective date of the termination of the Services due to Disability.

(b)Other Terminations.  Notwithstanding anything else herein to the contrary, and except as may be provided in an employment agreement or in any other agreement with the Company or one of its Affiliates, or as the Committee may otherwise determine in its sole discretion, in the event that the Services terminate for any reason other than due to death or Disability prior to an applicable Vesting Date, the unvested portion of the RSU Award shall be forfeited without the payment of consideration.  For the avoidance of doubt, if a consultant becomes an employee or a Director or an employee becomes a consultant or a Director, without a break in service to the Company, the “Services” shall include both employment as an employee and service as a consultant or a Director and no termination of the Services shall occur.

5.Transferability.  The RSU Award may only be transferred pursuant to the requirements under Section 11.3 of the Plan.

6.Adjustments; Change in Control.

(a)Subject to Section 6(b) below and Section 11.2 of the Plan, in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the RSU Award as the Committee deems equitable or appropriate to prevent dilution or enlargement of the rights of Participants under the Plan, taking into consideration the accounting and tax consequences.  Any adjustment under this Section 6(a) shall be made by the Committee, whose determination as to what adjustments shall be made, if any, and the extent thereof, will be final, binding and conclusive for all purposes.

(b)Notwithstanding anything else herein to the contrary, in the event of a Change in Control, the RSU Award shall have the treatment set forth in Section 10.1 of the Plan.

7.No Rights as Stockholder.  Participant shall have no rights as a stockholder with respect to the RSU Award.  Participant’s right to receive payment in settlement of any portion of the RSU Award shall be an unfunded entitlement and shall be an unsecured claim against the general assets of the Company.  Participant has only the status of a general unsecured creditor hereunder, and this Agreement constitutes only a promise by the Company to settle the value of the Restricted Stock Units that have vested on the applicable settlement date in the manner set forth in Section 3 and Section 6(b) of this Agreement.  In the event that Shares are issued to Participant in settlement of the Restricted Stock Units underlying the RSU Award, Participant shall not have any rights as a stockholder with respect to such Shares prior to the date of issuance to Participant of a certificate or certificates for such shares.  Shares received upon settlement of Restricted Stock Units shall remain subject to the terms of the Plan and this Agreement.

8.Tax Withholding.  The Company shall have the right to require Participant to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements related to any payment or benefit under this Agreement and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

9.Fractional Shares.  Notwithstanding any other provision of this Agreement, no fractional Shares shall be issued upon settlement of the Restricted Stock Units subject to the RSU Award, and the Company shall not be under any obligation to compensate Participant in any way for such fractional shares; provided that, to the extent any fractional Shares are settled in respect of the Restricted Stock Units subject to the RSU Award, such fractional Shares shall be settled in cash.

10.Notices.  Any notice required or permitted to be given hereunder to the Company shall be addressed as follows:

Monster Beverage Corporation

Attn: [___________]
1 Monster Way
Corona, CA 92879
HumanResources@Monsterenergy.com

Any notice required or permitted to be given hereunder to Participant shall be addressed to Participant at the latest address the Company has for Participant in its records.  Such notice shall be deemed to have been duly given if (i) delivered personally, (ii) sent by certified, registered or express mail, postage prepaid, return receipt requested, or (iii) by a reputable overnight delivery service.  Any such notice shall be deemed to have been received (x) if by personal delivery, on the day after such delivery, (y) if by certified or registered mail, on the fifth business day after the mailing thereof, or (z) if by express mail or overnight delivery service, on the day delivered.  Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to Participant (or vice-versa) may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of Participant (or the Company-maintained electronic mailbox for the Company’s Human Resources department, which electronic mailbox address is set forth above), and Participant and the Company hereby consent to receive such notice by electronic delivery.  To the extent permitted in an electronically delivered notice described in the previous sentence, Participant and the Company shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

11.No Right to Continue the Services.  This Agreement shall not confer upon Participant any right with respect to continuance of the Services nor shall it interfere in any way with the right of the Company or its Affiliates to terminate the Services at any time.

12.Compliance with Law and Regulation.  This Agreement and the obligation of the Company to grant and settle the Restricted Stock Units subject to the RSU Award, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

13.Amendment.  No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by both parties.

14.Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

15.Governing Law.  This Agreement shall be construed according to the laws of the State of Delaware and all provisions hereof shall be administered according to and its validity shall be determined under, the laws of such State, except where preempted by federal laws.

16.Waiver; Cumulative Rights.  The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing.  Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

17.Counterparts; Electronic Delivery and Acceptance.  This Agreement may be signed (including by electronic signature methods) in two (2) counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.  The Company may, in its sole discretion, decide to deliver any document related to current or future participation in the Plan by electronic means. Participant and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, an electronic signature or a clickthrough button or checkbox on a website of the Company or a third party administrator designated by the Company) to indicate Participant’s confirmation, consent, signature, agreement and delivery of this Agreement and the RSU Award is legally valid and has the same legal force and effect as if Participant and the Company signed and executed this Agreement in paper form. The same use of electronic media may be used for any amendment or waiver of this Agreement.

18.Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

19.Severability.  If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

20.Plan.  The terms and conditions of the Plan (including the forfeiture events under Section 12.4 of the Plan) are incorporated in this Agreement by reference.  In the event of a conflict or inconsistency between the terms and conditions of the Plan and the terms and conditions of this Agreement, the Plan shall govern and control.

21.Entire Agreement.  This Agreement and the Plan constitute the entire understanding between Participant and the Company regarding the RSU Award.  This Agreement and the Plan supersede any prior agreements, commitments, or negotiations concerning the RSU Award.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer and Participant has executed this Agreement both as of the day and year first above written.

MONSTER BEVERAGE CORPORATION

By:
[___________]		Name: [___________]
Title: [___________]